Exhibit 99.1

July 8, 2015

Dear One World Stockholder:

Over the past few weeks, we have received several inquiries related to the company share structure and concerns of aggressive selling into the market over the last few weeks. As part of our efforts to grow and maintain the support of our shareholders, I have decided to issue this brief letter to address some of the inquiries.

Q: Are any of the executives or the Founders of One World selling their personal shares?

A: No. Although they are eligible to remove the restrictions from issued stock, all of the company executives, Board Members and the Founders still hold restricted shares that cannot be sold on the open market.

Q: Why are the company funders diluting so much and hurting the stock price?

A: We have no control over the selling habits of shareholders.  However, the company does have control over the process it is currently engaged in to eliminate the historically aggressive selling of shares into our market by previous funders of One World. While this strategy has taken some time it is one that is working and we are continuously making progress.

Q: What is the company’s plan to stop taking money from funders who have been aggressive in their selling?

A: The plan going forward is to continue to consolidate and eliminate debt, increase revenues and raise capital from equity funders who do not engage in aggressive selling practices that tend to have a negative impact on the stock price.

As a shareholder in this company and its CEO, I hope that the information provided above will bring some clarity to questions regarding share structure. While it is not possible for us to address every shareholder concern or question I strongly believe that transparency is paramount to the development and maintenance of a strong and long lasting relationship. We will continue to provide information to the investing public above and beyond what is required for filing purposes.

Thank you all for your support of this company and we look forward to exciting prospects for the future.

Sincerely,

Corinda Joanne Melton
CEO
One World Holdings, Inc.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This letter contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this letter, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," “potential,” ”possible,” “might,” “look forward,”  and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this letter do not constitute guarantees of future performance. Investors are cautioned that statements in this letter which are not strictly historical statements, including, without limitation, statements regarding the development of Prettie Girls! dolls constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; our ability to compete with larger, better financed toy companies; changes in the doll market; our ability to successfully identify or satisfy consumer preferences; our uncertainty of developing a marketable product; our ability to meet our holiday sales targets; our ability to raise additional capital to continue development; our ability to raise additional capital through the sale of shares of our common stock; our ability to obtain, maintain and protect intellectual property rights; the risk of litigation regarding our intellectual property rights or the rights of third parties; the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that we may license or transfer; our limited manufacturing capabilities; our dependence on third-party manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.